Exhibit 2

TAT Technologies Ltd.

Hamelacha 5, Netanya 4250407 Israel

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF TAT TECHNOLOGIES LTD.

The undersigned, a shareholder of TAT Technologies Ltd. (the “Company”), an Israeli corporation, hereby appoints Adv. Idan Lidor, and Adv. Shachar Hananel or either of them, attorney or attorneys of the undersigned, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the annual and special general meeting of shareholders of the Company to be held at the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel, on March 20, 2025 at 17:00 P.M. Israel time, or at any adjournment(s) or postponement(s) thereof (the "Meeting"), with respect to all of the ordinary shares, with no par value, of the Company (the “Shares”) which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, provided said proxies are authorized and directed to vote as indicated with respect to the matter set forth below in this Proxy. Subject to applicable law and the rules of NASDAQ, in the absence of such instructions, the Shares represented by properly executed and received proxies will be voted “FOR” all of the proposed resolutions to be presented to the Meeting for which the Board of Directors recommends a “FOR” vote, other than Items 5-6.

A shareholder’s proxy card must be received by the Company no later than March 20, 2025, 13:00 P.M. Israel time; otherwise it shall not be valid at the Meeting.

This proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS FORM OF PROXY AND MAIL THE PROXY PROMPTLY, ALONG WITH PROOF OF IDENTITY IN ACCORDANCE WITH THE COMPANY'S PROXY STATEMENT, IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

In accordance with the Israeli Companies Regulations (Reliefs for Companies with Securities Listed on Foreign Stock Exchanges), 5760-2000 (the “Relief Regulations”), a shareholder submitting a vote for  Items 1-4 is deemed to confirm to the Company that such shareholder does not have a personal interest in the proposed resolutions (excluding a personal interest that is not related to a relationship with a controlling shareholder) and is not a controlling shareholder, unless such shareholder had delivered the Company a notice in writing stating otherwise, no later than 10 a.m., Israel time, on March 19, 2025, to the office of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel. This notice should be addressed to the attention of Adv. Elad Amir.

For information regarding the definitions of “Personal Interest” and “Controlling Shareholder,” please see the explanation in the Notice of Special General Meeting of Shareholders and in the Proxy Statement.

		FOR	AGAINST	ABSTAIN
Item No. 1	Approval of the renewal and amendment of the Company’s Compensation Policy for an additional three (3) years	☐	☐	☐
		FOR	AGAINST	ABSTAIN
Item No. 2	Approval of the amendments to the compensation terms of the Company's President and Chief Executive Officer, Mr. Igal Zamir:	☐	☐	☐
VOTE FOR EACH AMENDMENT SEPARATELY.
		FOR	AGAINST	ABSTAIN
	I. Approval of the grant of 200,000 Options to purchase Shares of the Company.	☐	☐	☐

	II. Approval of the grant of a one-time special bonus equivalent to two monthly salaries.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Item No. 3	Approval of the grant of a one-time special bonus equivalent to two monthly salaries for the Company's Chief Financial Officer, Mr. Ehud Ben Yair.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Item No. 4	Approval of the grant of Options to purchase Shares of the Company to Mr. Amos Malka, the active chairman of the board of directors of the Company.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Item No. 5	Approval of the amended and restated Company's 2022 Stock Option Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Item No. 6
Approval of an increase in the authorized share capital of the Company by 2,000,000 ordinary shares and the corresponding amendment of the Articles of Association of the Company to reflect this change.
		☐	☐	☐

Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on February 14, 2025, the record date fixed by the Board of Directors for such purpose.

The signer hereby revokes all previous proxies given by the signer to vote at the annual and special general meeting or any adjournments thereof.

Signature _________          Date _________ 2025.

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, the shareholder named first in the Company's register must sign. Trustees, Administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. PLEASE BE SURE TO RETURN THE ENTIRE PROXY ALONG WITH PROOF OF IDENTITY AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.